CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated May 2, 2003 on the financial statements and financial highlights of the Duncan Hurst Aggressive Growth Fund and the Duncan Hurst International Growth Fund. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                                        /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 21, 2003